Exhibit 10.1

AMENDMENT NO. 2 TO
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT

THIS AMENDMENT NO. 2 TO SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT (“Amendment”) is made as of the 1st day of January, 2013, by and between DAVID M. LOBACH, JR. (“Executive”) and EMBASSY BANK FOR THE LEHIGH VALLEY, a Pennsylvania banking institution having its principal office in Bethlehem, Pennsylvania (the “Bank”).

WITNESSETH

WHEREAS, the Bank and the Executive entered into a Supplemental Executive Retirement Plan Agreement dated November 19, 2010 (as the same may be amended from time to time, the “SERP”), and

WHEREAS, the Bank and the Executive desire to amend the SERP to increase the amount of the benefit thereunder.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.           Section 1(b) of the SERP is hereby amended such that the Normal Retirement Supplemental Pension (as defined in the SERP) shall be $127,000.

2.           In all other respects, the SERP, as amended above, is hereby ratified and confirmed by the Bank and the Executive. All other provisions of the SERP shall remain in full force and effect as amended hereby.

IN WITNESS WHEREOF, the parties, each intending to be legally bound, have executed this Amendment as of the date, month and year first above written.

ATTEST:	EMBASSY BANK FOR THE LEHIGH VALLEY

/s/ Lynne M. Neel	By:	/s/ Judith A. Hunsicker

WITNESS:	EXECUTIVE

/s/ Lynne M. Neel	/s/David M. Lobach